                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 25, 1996 (except with respect to the matter discussed in the Subsequent Event Footnote, as to which the date is March 7, 1996) included in this Annual Report of R. R. Donnelley & Sons Company on Form 10-K for the year ended December 31, 1995, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-19803, 33-43632, 33-49431, 33-49809, 33-52805 and 33-61387), Form S-3 (33-57807) and previously filed post-effective amendments thereto.


Chicago, Illinois,
March 11, 1996